UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2014

FOCUS GOLD CORPORATION

Delaware	000-52720	26-4205169
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 27, 2014, the Board of Directors of Registrant adopted resolutions by unanimous written consent appointing Anton & Chia, LP of Newport Beach, CA as Registrant’s independent accounting firm, effective immediately, and by letter dated June 12, 2014, terminated the former auditors, Rosenberg Rich Baker Berman & Company of Somerset, NJ.

In accordance with Item 304(a)(1) of Regulation S-K of the SEC, Registrant  is providing the following information:

1.

The former accountant, Rosenberg Rich Baker Berman & Company, was notified that it would be dismissed as the Company’s certifying accountants by letter dated June 12, 2014.

2.

The former principal accountant reports on the financial Statements of the Company for the last two fiscal years ending February 28, 2013 and 2012, did not provide an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.  The reports did, however, express substantial doubt about the Company’s ability to continue as a going concern.

3.

The decision to change accountants and to dismiss Rosenberg Rich Baker Berman & Company was recommended and approved by the Board of Directors of the Company.

4.

During the two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and no such disagreements have ever been communicated to the Company.

5.

There were no events as described in Item 304(a)(1)(v) of Regulation SK that occurred within the two prior fiscal years of the Registrant ending February 28, 2012 and 2013 or any subsequent interim period.

(b)  Engagement of New Independent Registered Accounting Firm.  On May 27, 2014, the Registrant engaged Anton & Chia, LP (“Anton & Chia”) as its certifying accountants to audit its financial statements for the fiscal year ended February 28, 2014 and to review its interim financial statements for the fiscal year ending February 28, 2015.  Anton & Chia is an independent accounting firm registered with the Public Company Accounting Oversight Board.

During the two most recent fiscal years and any subsequent interim period preceding such engagement, the Registrant has not consulted Anton & Chia regarding either:

1.

The application of accounting principles to a specific completed or contemplated transaction,

or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing,  or financial reporting issue; or,

2.

Any matter that was the subject of a disagreement (as described in Item 304(a)(i)(iv) of Regulation SK or a reportable event (as described in Item 304(a)(1)(v) of regulation SK.

Although no items of disagreement as defined in paragraph (a)(1)(iv) of Item 3.04 of Regulation S-K exist or have been raised by the former accountants, the Registrant has provided a copy of this report and the disclosures it is making in response to Item 3.04(a) to the former accountants and requested the former accountants to furnish a letter addressed to the Commission within ten business days stating whether it agrees with the statements made in this report by Registrant, and, if not, stating the respects in which it does not agree.  A copy of the former accountants’ letter responding to that request is attached as Exhibit 16 to an amendment to this report.

The Registrant requested Anton & Chia to review the disclosures contained herein prior to the filing of this report, and has provided them with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrants’ expression of its views, or the respects in which it does agree with the statements made by the Registrant in response to Item 304(a) of Regulation SK set forth above.  No such letter has been or will be provided.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Number	Description
16	Letter dated 2014 from former accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2014

Focus Gold Corporation

By: /s/ Michael Choo
Name: Michael Choo Title: Chairman of the Board and CEO